EXHIBIT 3.2

                              Amended and Restated
                                    By-Laws
                                       of
                         Vanguard Health Systems, Inc.
                     (hereinafter called the "Corporation")


                                   ARTICLE 1

                                    OFFICES

         SECTION 1.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be established and maintained in the City of Dover, County of Kent.

         SECTION 1.02. Other Offices. The Corporation may have other offices, either within or outside of the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE 2

                            MEETING OF STOCKHOLDERS

         SECTION 2.01. Place of Meetings. All meetings of the stockholders for the election of directors shall be held in the City of Dover, State of Delaware, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2.02. Annual Meetings. The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect, in accordance with the Certificate of Incorporation as amended or restated from time to time, by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.


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         SECTION 2.03. Special Meetings. Unless otherwise prescribed by law or in the Certificate of Incorporation of the Corporation (as the same may be amended from time to time, the "Certificate of Incorporation"), Special Meetings of Stockholders, for any purpose or purposes, may be called by either
(i) the Chairman, (ii) the President, (iii) any Vice President, (iv) the Secretary or (v) any Assistant Secretary and shall be called by any such officer at the request in writing of a majority of the Board of Directors or at the request in writing by one or more stockholders of record holding not less than 25% of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

         SECTION 2.04. Voting. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall, unless otherwise provided in the Certificate of Incorporation, be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. The Board of Directors in its discretion may require that the vote for directors and the vote upon any questions before the meeting shall be by ballot. All elections for directors shall be decided by a plurality of the votes cast; all other questions shall be decided by majority vote of the stockholders present at any meeting at which there is a quorum, except as otherwise provided by the Certificate of Incorporation, these By-Laws or the laws of the State of Delaware.

         SECTION 2.05. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         SECTION 2.06. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of
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business except as otherwise provided by statute or by the Certificate of
Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 2.07. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.05 of this Article 2 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         SECTION 2.08. Action Without Meeting. (a) Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in Section 2.08(b).

          (b) Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section and the General Corporation Law of the State of Delaware (the "DGCL") to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the


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Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

         SECTION 2.09. Proceedings at Stockholders' Meetings. At each meeting of stockholders, the Chairman of the Board of Directors, if one shall have been elected, or, in his or her absence or if one shall not have been elected, the President, shall act as chairman of the meeting. The Secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

                                   ARTICLE 3

                                   DIRECTORS

         SECTION 3.01. Number and Term. The number of directors which shall constitute the whole Board of Directors shall be not less than three (3) nor more than twenty (20) members, the exact number of which to be initially fixed by the Incorporator and thereafter to be determined from time to time by the Board of Directors at any meeting thereof or by the stockholders at any meeting thereof. Except as provided in Section 3.02 hereof or as otherwise provided in the Certificate of Incorporation, directors shall be elected at the Annual Meeting of Stockholders, and directors shall be elected to serve until their successors are elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

         SECTION 3.02. Vacancies. Unless otherwise provided in the Certificate of Incorporation and subject to the provisions of the Shareholders Agreement dated as of June 1, 1998 among the Corporation and the stockholders party thereto (the "Shareholders Agreement"), vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until his successor is elected and qualified, or until his earlier death, resignation or


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removal. If there are no directors in office, then an election of directors may be held in accordance with the DGCL. Unless otherwise provided in the Certificate of Incorporation and subject to the provisions of the Shareholders Agreement, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.

         SECTION 3.03. Resignations. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman, President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         SECTION 3.04. Removal. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote at a special meeting of the stockholders called for the purpose, and the vacancies thus created may be filled at the meeting held for the purpose of removal by the affirmative vote of a majority in interest of the stockholders entitled to vote.

         SECTION 3.05. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

         SECTION 3.06. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution


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or resolutions providing for the issuance of shares of stock adopted by the
Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemptions, dissolutions, any distributions of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL. Each committee shall keep regular minutes and report to the Board of Directors when required.

         SECTION 3.07. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         The first meeting of each newly elected Board of Directors for the purpose of organization and the transaction of any business which may come before the meeting may be held immediately after the annual meeting of the stockholders, if a quorum be present, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting. In the event such meeting is not held immediately after the annual meeting of the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in written waiver signed by all of the directors.

         Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

         Special meetings of the Board of Directors may be called by the Chairman, President or by the Secretary or on the written request of at least two members of the Board of Directors on at least forty-eight (48) hours' notice to each director, which notice may be given personally, by telephone, by facsimile communication, by mail or by telegram, and shall be called by the Chairman, President or by the Secretary in like manner and on like notice on the written request of a majority of the directors; provided, however, that any notice given by mail shall only be deemed delivered as of the beginning of the third business day after said notice was deposited in the United States mail, postage prepaid, and addressed to the director to whom it was intended to be mailed at his business or residential address which appears in the books and records of the Corporation; provided, notwithstanding the foregoing, such


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notice may be shorter if the person or persons called such meeting deem such shorter notice necessary or appropriate under the circumstances.

         SECTION 3.08. Quorum. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or these By-Laws. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

         SECTION 3.09. Compensation. The directors may be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         SECTION 3.10. Action Without Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         SECTION 3.11. Meetings by Conference Telephone. Members of the Board of Directors or any committee designated by such Board of Directors, may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting.

         SECTION 3.12. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are

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known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors may be less than a quorum; (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE 4

                                    OFFICERS

         SECTION 4.01. Officers. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, a Secretary and a Treasurer. In addition, the Board of Directors may elect one or more Vice Presidents (including Executive, Senior or other classifications of Vice Presidents), Assistant Secretaries and Assistant Treasurers as the Board of Directors may deem proper. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. None of the officers of the Corporation need be stockholders or directors of the Corporation except the Chairman of the Board of Directors must be a director. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary.

         SECTION 4.02. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Board of Directors may delegate to any officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers. The Board of Directors may delegate to any principal officer the power to remove any such other officers, or any other agents or employees of the Company.

          SECTION 4.03. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

         SECTION 4.04. Tenure and Removal; Resignations. The officers of the Corporation shall hold office until their successors are chosen and qualified or until

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their earlier resignation or removal. Except as described in Section 4.02, any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt by the Corporation. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

         SECTION 4.05. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. He shall be the Chief Executive Officer of the Corporation, and except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

         SECTION 4.06. President. The President shall, subject to the control of the Board of Directors and the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, the President shall preside at all meetings of the stockholders and the Board of Directors. If there be no Chairman of the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

         SECTION 4.07. Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Executive Vice President (or in the event there be more than one Executive Vice President, the Executive Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election followed, first, by the Senior Vice Presidents in the order of their election and, second, by the Vice Presidents in the order of their election) shall perform the


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duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         SECTION 4.08. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositary as may be designated by the Board of Directors.

         The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. He shall render to the Chairman, the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

         SECTION 4.09. Assistant Treasurer. The Assistant Treasurer, of if there shall be more than one, the Assistant Treasurers in order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. If required by the Board of Directors, each Assistant Treasurer shall disburse the funds of the Corporation, taking proper vouchers for such disbursements. He shall render to the Chairman, the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

         SECTION 4.10. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings of the meetings of the stockholders and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President.


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He shall have the custody of the seal of the Corporation and the Secretary and any Assistant Secretary shall have authority to affix the same to all instruments requiring it, and when so affixed, it may be attested by the signature of the Secretary or any Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

         SECTION 4.11. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         SECTION 4.12. Assistant Vice Presidents and Assistant Secretaries. Any qualified officer or employee of the Corporation may be appointed an Assistant Vice President or an Assistant Secretary of the Corporation and such appointment may be made by the Chief Executive Officer. The Assistant Vice President and Assistant Secretary shall have the powers as the Board of Directors shall from time to time prescribe. Appointees to Assistant Vice President and Assistant Secretary shall not be officers of the Corporation, except as designated by the Chief Executive Officer.

         SECTION 4.13. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments, relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.


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                                   ARTICLE 5

                   PROVISIONS REGARDING STOCK OF CORPORATION

         SECTION 5.01. Certificates of Stock. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, (1) the Chairman of the Board of Directors, the President or a Vice President and (2) the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         SECTION 5.02. Classes and Series of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         SECTION 5.03. Lost Certificate. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation an affidavit of such loss or destruction and/or a bond, in such sum as they may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

         SECTION 5.04. Transfer of Shares. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer, if when the certificates are presented for transfer, both the transferor and the transferee request the Corporation to do so.

         SECTION 5.05. Stockholder's Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which (a) in the case of a meeting, shall not be more than sixty nor less than ten days before the date of such meeting, (b) in the case of consent to corporate action in writing without a meeting, shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors nor shall it be more than ten days after the date of the adoption of such resolution and (c) in the case of any other action, shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors nor shall it be more than sixty days prior to any such other action.

         If no record date is fixed:

         (1) The record for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

         (2) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         (3) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 5.06. Registered Stockholders. The Corporation shall be entitled to treat the record holder of any shares of stock of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including, but without limiting the generality thereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee or transferee or other person becomes the record holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. Any such purchaser, assignee, transferee or other person shall not be entitled to receive notice of the meetings of stockholders; to vote at such meetings; to examine a complete list of the stockholders entitled to vote at meetings, or to own, enjoy, and exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assignee, transferee or other person has become the record holder of such shares.

         SECTION 5.07. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

         SECTION 5.08. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

         SECTION 5.09. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

         SECTION 5.10. Legends. The Board of Directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the Board of Directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

                                   ARTICLE 6

                                INDEMNIFICATION

         SECTION 6.01. Power to Indemnify in Actions, Suits or Proceedings Other Than Those By or in the Right of the Corporation. Subject to Section 6.03 of this Article 6, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         SECTION 6.02. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 6.03 of this Article 6, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery sitting in the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery sitting in the State of Delaware or such other court shall deem proper.

         SECTION 6.03. Authorization of Indemnification. Any indemnification under this Article 6 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.01 or Section 6.02 of this Article 6, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

         SECTION 6.04. Good Faith Defined. For purposes of any determination under Section 6.03 of this Article 6, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 6.04 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the

Corporation as a director, officer, employee or agent. The provisions of this
Section 6.04 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 6.01 or 6.02 of this Article 6, as the case may be.

         SECTION 6.05. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 6.03 of this Article 6, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections
6.01 and 6.02 of this Article 6. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 6.01 or 6.02 of this Article 6, as the case may be. Neither a contrary determination in the specific case under
Section 6.03 of this Article 6 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this
Section 6.05 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

         SECTION 6.06. Expense Payable in Advance. Expenses incurred by a director of officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon fulfillment of the following two conditions: (1) receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 6 and (2) the Chief Executive Officer or the Board of Directors (or a committee thereof) shall have determined that the facts then known to the person or persons making the determination would not preclude indemnification of such director or officer by the Corporation under the provisions of this
Article 6.

         SECTION 6.07. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any provision of the Certificate of Incorporation or any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 6.01 and 6.02 of this Article 6 shall be made to the fullest extent permitted by law. The provisions of this Article 6 shall not be deemed to preclude the indemnification of any person who is not specified in Sections 6.01 or 6.02 of this Article 6 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

         SECTION 6.08. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article 6.

         SECTION 6.09. Certain Definitions. For purposes of this Article 6, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article 6 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article 6, references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article 6.

         SECTION 6.10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 6 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 6.11. Limitation on Indemnification. Notwithstanding anything contained in this Article 6 to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 6.05 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

         SECTION 6.12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this
Article 6 to directors and officers of the Corporation.

                                   ARTICLE 7

                               GENERAL PROVISIONS

         SECTION 7.01. Seal. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words "CORPORATE SEAL, DELAWARE." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         SECTION 7.02. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         SECTION 7.03. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

                                   ARTICLE 8

                                   AMENDMENTS

         SECTION 8.01. By-Law Amendments. These By-Laws or any of them, may be altered, amended or repealed, or new By-Laws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors.

                                   ARTICLE 9

                                    NOTICES

         SECTION 9.01. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telecopier, telex or cable.

         SECTION 9.02. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereof. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transactions of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors needs be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-Laws.